Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class B Common Stock, par value $0.001 per share, of Domo, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

RPD Fund Management LLC

By:	/s/ Ahmet H. Okumus
Ahmet H. Okumus, Managing Member
Date:	03/09/2026

RPD Opportunity LLC

By:	/s/ Ahmet H. Okumus
Ahmet H. Okumus, Managing Member
Date:	03/09/2026

RPD Opportunity Fund LP

By:	/s/ Ahmet H. Okumus
Ahmet H. Okumus, Managing Member of its general partner
Date:	03/09/2026

Ahmet H. Okumus

/s/ Ahmet H. Okumus
Ahmet H. Okumus
Date:	03/09/2026